Exhibit 99.1

Press Release	Source: Energy West, Incorporated
Energy West, Incorporated and SemStream, L.P. Announce the Purchase and Sale of the Energy West Arizona Assets
Monday July 17, 5:16 pm ET
GREAT FALLS, Mont., July 17 /PRNewswire-FirstCall/ — ENERGY WEST, INCORPORATED (Nasdaq: EWST - News), a natural gas, propane and energy marketing company serving the Rocky Mountain states, and SemStream L.P., a national distributor of propane and other energy products, today jointly announced the execution of an asset purchase and sale agreement between them for all of the assets of Energy West located in the state of Arizona. The assets consist generally of the underground regulated business serving approximately 7,500 customers in the communities of Payson, Strawberry and Pine, Arizona; and the unregulated propane assets utilized in the sale of propane to the rural areas adjacent to those communities. The sale price for the assets is $15 million plus adjustments to be determined at closing for working capital items.
The sale is conditioned on approval by the Arizona Corporation Commission and the receipts of certain other approvals by third parties. The sale will close the first day of the month after the receipt of Arizona Corporation Commission approval.
Dave Cerotzke, Energy West Chief Executive Officer, indicated that, “This sale of the Arizona Division will allow Energy West to significantly strengthen its balance sheet through debt reduction and focus on business opportunities in the North Rocky Mountain region.”
Larry Payne, SemStream President and Chief Operating Officer, indicated that, “While SemStream has a strong supply and marketing presence in the Southwest, this business provides physical entry into Arizona with a great asset.” SemStream, L.P., a subsidiary of SemGroup, L.P., is a North American midstream business providing natural gas liquids supply, storage, marketing, risk management and terminal services. It is headquartered in Tulsa, Oklahoma.
KeyBanc Capital Markets acted as exclusive financial advisor to Energy West in connection with the sale.
Safe Harbor Regarding Forward-Looking Statements: Energy West is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Energy West. Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Specific forward-looking statements contained in this press release include the Company’s belief that its financial strength is continuing to improve and that it is creating forward momentum that it expects to continue for the balance of the fiscal year and into the future. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to risks associated with contracts accounted for as derivatives, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks and various other matters, many of which are beyond Energy West’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
SemStream’s parent, SemGroup, L. P., is a midstream service company based in Tulsa, Oklahoma, providing the energy industry means to move products from the wellhead to the wholesale marketplace. It is ranked No. 9 on Forbes magazine’s list of America’s Largest Private Companies. For additional information, visit www.semgrouplp.com.
For additional information or clarification respecting Energy West, please contact: John Allen, Sr. Vice President at 1-406-791-7503.
Our toll-free number is 1-800-570-5688. Our web address is www.energywest.com. Our address is P.O. Box 2229, Great Falls, MT 59403-2229.
SemStream, L.P. Media Contact
Jim Asbury
Business Development and Projects Manager
Phone: 918.524.8738